SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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☒ Definitive Proxy Statement
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Republic Services Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2003

Dear Stockholder:

      We invite you to attend the 2003 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 10:30 a.m. on Thursday, May 15, 2003 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. On the following pages we describe in the formal notice and proxy statement the matters our stockholders will consider at the annual meeting.

      In addition to the specific matters we will request our stockholders to act upon, we will report on our business and provide our stockholders an opportunity to ask questions of general interest.

      Whether or not you plan to attend in person, it is important that you have your shares represented at the annual meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible. The board of directors recommends that stockholders vote FOR each of the proposals described in the proxy statement, which we will present at the annual meeting. Thank you.

Sincerely,

James E. O’Connor
Chairman of the Board
and Chief Executive Officer

110 S.E. 6th Street

Fort Lauderdale, Florida 33301

NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Republic Services, Inc.:

      We will hold the 2003 Annual Meeting of Stockholders of Republic Services, Inc. at 10:30 a.m. on Thursday, May 15, 2003 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, for the following purposes:

(1)	To elect directors to a term of office expiring at the annual meeting of stockholders in the year 2004 or until their respective successors are duly elected and qualified;

(2)	To approve and adopt the Executive Incentive Plan;

(3)	To approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing proposals; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 16, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting.

      We cordially invite you to attend the annual meeting in person. Even if you plan to attend in person, we request that you date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time before its use.

By Order of the Board of Directors,

David A. Barclay
Senior Vice President,
General Counsel and Assistant Secretary

Fort Lauderdale, Florida

April 4, 2003

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT

PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

REPUBLIC SERVICES, INC.

110 S.E. 6th Street
Fort Lauderdale, Florida 33301

PROXY STATEMENT

       We furnish this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2003 Annual Meeting of Stockholders, or any postponement or adjournment of the meeting. We will hold the annual meeting at 10:30 a.m. on Thursday, May 15, 2003 on the 7th Floor of the AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301.

      We mailed this proxy statement, the notice of annual meeting, the proxy card and our annual report to our stockholders on or about April 7, 2003.

Record Date

      Only stockholders of record at the close of business on March 16, 2003 may vote at the annual meeting.

Shares Outstanding and Voting Rights

      The only voting stock of our company currently outstanding is our common stock. As of the close of business on March 16, 2003, there were 161,180,274 shares of common stock outstanding. Each share of common stock issued and outstanding is entitled to one vote on each of the matters properly presented at the annual meeting.

Proxy Procedure

      Proxies properly executed and returned in a timely manner will be voted at the annual meeting according to the voting instructions noted on the proxies. Proxies without voting instructions will be voted to elect the individuals nominated as directors in this proxy statement, for the proposals set forth in the notice of annual meeting, and in the best judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power, at any time before it is voted, to revoke it in person at the annual meeting, by written notice to the secretary of our company at the address above, or by delivery to the secretary of our company of a later-dated proxy.

      The inspector of elections appointed for the meeting will tabulate the votes cast by proxy or in person at the annual meeting. The inspector will count these votes in determining whether or not a quorum is present. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the annual meeting. Broker shares that are not voted on any matter at the annual meeting will not be included in determining the number of shares present or represented at the annual meeting.

Voting Requirements

      Each director will be elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of our common stock present at the annual meeting, in person or by proxy, and entitled to vote, is required (a) to approve and adopt the Executive Incentive Plan, (b) to approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing proposals, and (c) to approve any other matter duly brought to a vote at the annual meeting.

      Broker shares that are not voted on a particular proposal at the annual meeting will have no effect on that matter. Abstentions from voting on a particular proposal will have the effect of votes against the particular proposal.

Costs of Solicitation

      Our board of directors will solicit proxies by mail. Our directors, officers and a small number of other employees of our company may also solicit proxies personally or by mail, telephone, or otherwise. We will not compensate these persons for their solicitation. We will request brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting material to each beneficial owner of stock held of record by them. We have hired Georgeson Shareholder to coordinate the solicitation of proxies by and through these holders for a fee of approximately $8,500.00 plus expenses. We will bear the entire cost of the solicitation.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/ NOMINEES

AND EXECUTIVE OFFICERS

Directors

      We provide below biographical information for each person who is a nominee for election as a director of our company at the annual meeting.

      H. Wayne Huizenga, age 65, served as Chairman of our board of directors from May 1998 until December 2002, at which time he retired from that position. He remains a member of our board of directors. From May 1998 until December 1998, he also served as our Chief Executive Officer. Mr. Huizenga also served as Chairman of AutoNation, Inc., the nation’s largest automotive retailer, from August 1995 until December 2002. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation. Since September 1996, Mr. Huizenga has served as Chairman of Boca Resorts, Inc., an owner and operator of luxury resort hotels. Since January 1995, Mr. Huizenga has served as the Chairman of Extended Stay America, Inc., an operator of extended stay lodging facilities. Mr. Huizenga co-founded Waste Management, Inc., which he helped build into the world’s largest integrated solid waste services company, and he served in various capacities including President, Chief Operating Officer and director, from its inception in 1971 until 1984. Mr. Huizenga also owns the Miami Dolphins and Pro Player Stadium in South Florida, and serves as a director of NationsRent, Inc., an equipment rental company, and ANC Rental Corporation, a car rental company.

      Harris W. Hudson, age 60, was named our Vice Chairman, Secretary and a director in May 1998. From 1996 until 1998, Mr. Hudson served as Chairman of AutoNation’s Solid Waste Group. In 1995 and 1996, Mr. Hudson served as President of AutoNation. From 1983 until 1995, Mr. Hudson served as Chairman, Chief Executive Officer and

President of Hudson Management Corporation, a solid waste collection company that he founded. In 1995, Hudson Management merged with AutoNation (then known as Republic Waste Industries, Inc.). From 1964 until 1982, Mr. Hudson served as Vice President of Waste Management of Florida and its predecessor. Mr. Hudson also serves as a director of AutoNation, Boca Resorts and NationsRent.

      James E. O’Connor, age 53, was named Chairman of the board of directors in January 2003. He continues to serve as Chief Executive Officer and as a director, positions he was named to in December 1998. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991.

      John W. Croghan, age 72, was named a director in July 1998. Mr. Croghan was President and General Partner of Lincoln Partners, a partnership of Lincoln Capital Management Inc. He was a founder and, from 1967 through December 2000, the Chairman of Lincoln Capital Management, an investment management firm. Mr. Croghan has served as President of CMF Capital Management, Inc., an investment management firm, since September 2002. Mr. Croghan was retired from January 2001 until September 2002. He is a director of Schwarz Paper Company and the Chicago Mercantile Exchange.

      Ramon A. Rodriguez, age 57, was named a director in March 1999. Mr. Rodriguez has served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a firm of certified public accountants, since 1981. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez is also a member of the board of directors of Bancshares of Florida, a bank holding company; of DME Corporation, a defense contractor; and of Centurion Air Cargo, a company engaged in transporting cargo primarily to and from Central and South America.

      Allan C. Sorensen, age 64, was named a director in November 1998. Mr. Sorensen is a co-founder and Vice Chairman of the board of directors of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion Corporation, spun-off in October 1997. Prior to that, Mr. Sorensen served as a director and in various capacities including President, Chief Executive Officer and Chairman of Interim Services from 1967 to 1997. He was a member of the board of directors of H&R Block, Inc. from 1979 until 1993 when Interim Services was spun off in an initial public offering.

      Mr. Hudson is married to Mr. Huizenga’s sister. Otherwise, there is no family relationship between any of our directors.

Executive Officers

      We provide below biographical information for each of our executive officers who is not a nominee for director.

      Michael J. Cordesman, age 55, was named President and Chief Operating Officer in February 2003. From March 2002 until February 2003 he served as Vice President and Chief Operating Officer of the Company. Mr. Cordesman served as our Eastern Region Vice President from June 2001 until February 2003. From 1999 to 2001, Mr. Cordesman served as Vice President of the Central Region for Superior Services, Inc. From 1980 until

1999, Mr. Cordesman served in various positions with Waste Management including Vice President of the Mid-Atlantic Region from 1992 until 1999.

      David A. Barclay, age 40, was named Senior Vice President, General Counsel and Assistant Secretary in August 1998. Mr. Barclay served as Senior Vice President and General Counsel of AutoNation’s Solid Waste Group from March 1998 until July 1998. Prior to that, from January 1997 to February 1998, Mr. Barclay was Vice President and Associate General Counsel of AutoNation.

      Tod C. Holmes, age 54, was named Senior Vice President and Chief Financial Officer in August 1998. Mr. Holmes served as our Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of AutoNation’s Solid Waste Group from January 1998 until July 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.

BOARD OF DIRECTORS

       The board of directors develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the board of directors and committees of the board. Significant communications between the directors and management also occur apart from meetings of the board of directors and committees of the board.

Meetings and Committees of the Board of Directors

      The board of directors held five meetings and took five actions by unanimous written consent during 2002. Each incumbent director attended at least 80% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

      The board of directors has established four committees: the executive committee, the audit committee, the compensation committee, and the nominating and corporate governance committee.

      The executive committee consists of Messrs. Huizenga, Hudson and O’Connor. The executive committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors.

      The executive committee does not have the power to elect or remove executive officers, approve a merger of our company, recommend a sale of substantially all of our assets, recommend a dissolution of our company, amend our certificate of incorporation or by-laws, declare dividends on our outstanding securities, or, except as authorized by the board of directors, issue any common stock or preferred stock. The board of directors has given the executive committee authority to approve acquisitions, borrowings, guarantees or other transactions not involving more than $50 million in cash, securities or other consideration. The executive committee took 21 actions by unanimous written consent during 2002.

      The audit committee consists of Messrs. Croghan (Chairman), Rodriguez and Sorensen. The three members of the audit committee meet the independence, education and experience requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith, and of the New York Stock Exchange.

      The audit committee assists the board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. Furthermore, the audit committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent auditor. The audit committee operates under a written charter adopted by the board of directors. This charter was amended and restated by our board of directors during 2002 and again in 2003. A copy of our current Audit Committee Charter is attached to this Proxy Statement as Exhibit A. The audit committee held six meetings during 2002.

      The compensation committee consists of Messrs. Sorensen (Chairman), Croghan and Rodriguez. The three members of the compensation committee are independent as that term is defined under Sarbanes-Oxley and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.

      The compensation committee reviews our company’s compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors who are not members of the compensation committee and to executive officers, and administers our company’s stock incentive plan. The compensation committee operates under a written charter adopted by the board of directors. The compensation committee held eight meetings during 2002 and took two actions by unanimous written consent.

      The nominating and corporate governance committee was formed in late 2002, although previously our audit committee also had responsibility as our nominating committee. The nominating and corporate governance committee consists of Messrs. Rodriguez (Chairman), Croghan and Sorensen. The three members of the nominating and corporate governance committee are independent as that term is defined under Sarbanes-Oxley and the rules and regulations promulgated in accordance therewith, and in the listing standards of the New York Stock Exchange.

      The nominating and corporate governance committee is responsible for soliciting recommendations for candidates for the board of directors, developing and reviewing background information for such candidates, and making recommendations to the board of directors with respect to candidates for directors proposed by shareholders. The nominating and corporate governance committee is also responsible for developing and recommending to the board of directors a set of corporate governance principles applicable to us. The nominating and corporate governance committee operates under a written charter adopted by the board of directors. The nominating and corporate governance committee will consider nominations from stockholders that are entitled to vote for the election of directors. See “Stockholder Proposals” on page 29 for more information.

EXECUTIVE COMPENSATION

       The following statement made by the compensation committee of the board of directors of Republic Services, Inc. shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

Executive Compensation Policies

      The compensation committee of the board of directors is responsible for reviewing and approving executive compensation, including base salaries, bonuses, awards of stock options and awards under the company’s long-term incentive plan. The compensation committee currently consists of Mr. Sorensen, the Chairman of the committee, and Messrs. Croghan and Rodriguez, each of whom is a non-employee director of our company.

      Our executive compensation packages are designed to attract, motivate and retain executive talent. In determining the compensation of our executive officers, the committee takes into account factors, which it considers relevant. These factors include individual management performance during the year, consideration of industry trends and business conditions in general, as well as market compensation for executives of comparable background and experience.

      During 2000, the committee engaged a compensation consulting firm to conduct a comprehensive review of executive compensation. This review was undertaken to determine whether the compensation packages afforded to our executive officers were competitive and/or complete when compared with similarly situated companies. As a result of this review, certain changes to the company’s compensation program were implemented as further discussed below.

      During 2002, the committee engaged another compensation consulting firm to conduct a further review of executive compensation. This further review was performed to insure that the compensation packages offered to our executive officers and directors remains competitive and complete when compared to similarly situated companies. The consulting firm was asked to review the current compensation packages for the company’s top 25 officers and compare them with packages offered to officers at a targeted universe of peer group companies as established during the 2000 review. The analysis and development of findings took the consulting firm several weeks and entailed regular status review meetings with the committee. Ultimately, the consulting firm provided the committee with its findings and analysis, which were taken into account in determining the committee’s policies and bases for compensating the company’s executive officers and its chief executive officer.

      The general structure of each executive compensation package remains primarily weighted toward incentive forms of compensation so that an executive officer’s interests are aligned with the interests of the company’s stockholders. The compensation packages have been designed based on recommendations received from the compensation consulting firm and are generally designed as follows:

1. Salary. The company’s executive officers received salary increases effective as of January 1, 2002. These increases are designed to maintain base compensation for the company’s executive officers in a competitive range with its peer group companies.

2. Annual Bonus Program. The annual bonus program is part of the cash compensation package available to our executive officers. For 2002, our executive officers were eligible to receive bonuses based upon achieving predetermined levels of (a) earnings per share and (b) free cash flow. Free cash flow is considered to be our (i) net income, plus (ii) depreciation, amortization and depletion, less (iii) capital expenditures, plus (iv) changes in working capital. During 2002, we achieved the predetermined levels of both earnings per share and free cash flow. Our executive officers were granted bonuses accordingly.

3. Stock Options. The annual grants under the company’s stock option program in comparison to the peer group were considered more heavily weighted relative to the overall compensation package given to the company’s executive officers and were reduced accordingly for 2000 and subsequent years.

During 2002, options to purchase 165,000 shares of our common stock, at an exercise price of $17.40 per share, were granted to our executive officers under our 1998 Stock Incentive Plan. In addition, during 2002 we granted Mr. Cordesman options to purchase an additional 15,000 shares of common stock at an exercise price of $18.10 per share. The exercise prices of these options are based on the closing prices of our common stock on the dates of grant. These options vest at the rate of 25% per year in each of the four years following the date of grant and expire ten years from the date of grant.

4. Long-Term Incentive Plan. To provide better balance in total compensation, the committee implemented a new long-term incentive plan effective January 1, 2001. While the long-term incentive plan compensates for the reduction in options granted under the company’s stock option program, it is primarily intended to be a retention tool that also serves to align management’s interests with those of the company’s stockholders over an extended period of time. The long-term incentive plan is a three-year rolling plan based on performance periods of three calendar years each. A new performance period begins on January 1 of each year, starting in 2001, and payouts with respect to each performance period are scheduled following the end of the applicable period. The payouts are based upon achieving predetermined levels of (a) cash flow value creation, which we define as net income plus after-tax interest expense plus depreciation, depletion and amortization less capital charges (net average assets multiplied by our targeted weighted-average cost of capital), and (b) return on invested capital. The committee believes using these variables serves to align management’s interests with the company’s stockholders. The committee also believes these variables tie long-term compensation more directly to actual executive performance rather than measures based upon the vagaries of the stock market.

In 2002, after determining that one-time charges incurred in the fourth quarter of 2001 would preclude the executives from achieving the performance targets set at the beginning of 2001 for the three-year period ending December 31, 2003, our Compensation Committee revised the three-year performance period to a two-year performance period ending December 31, 2003 (thus eliminating the impact of 2001) and reduced the potential awards for such two-year performance period to equal two-thirds of the amounts originally granted for the three-year period. In 2002, our Compensation Committee also established new targets and awards under the plan for a new three-year period ending December 31, 2004.

Compensation of the Chief Executive Officer

      In determining the 2002 compensation paid to Mr. O’Connor, our Chief Executive Officer, the committee took into account his abilities, business experience and performance during the 2001 fiscal year. The committee’s assessment of Mr. O’Connor’s performance included expanding our business, continuing to integrate acquired businesses, increasing profitability and maximizing stockholder value. During 2002, Mr. O’Connor received a salary of $790,000 and a bonus of $995,400. Mr. O’Connor also received options to purchase 60,000 shares of our common stock at an exercise price of $17.40 per share and a target long-term incentive plan award in the amount of $450,000. The committee believes that tying Mr. O’Connor’s remuneration to the objectives described above, including the performance of our common stock, will enhance our company’s long-term performance and stability by providing Mr. O’Connor with an incentive to meet these objectives.

Compensation Deduction Limitation

      Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. Except with respect to certain awards made under the annual and long-term incentive plans, which we have combined into the Executive Incentive Plan and are submitting for stockholder approval as part of this proxy statement, the committee currently believes that the company should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions.

Summary

      The committee believes that the company’s executive compensation policies and programs serve the interests of the stockholders and the company effectively. The committee believes that the compensation packages provided to our named executive officers provide motivation for executives to contribute to the company’s overall success and enhance stockholder value. The committee will continue to monitor the effectiveness of the company’s compensation programs and will recommend changes, when appropriate, to meet the company’s needs.

Compensation Committee:

Allan C. Sorensen, Chairman
John W. Croghan
Ramon A. Rodriguez

Compensation Committee Interlocks and Insider Participation

      Messrs. Sorensen, Croghan and Rodriguez served as members of the compensation committee throughout 2002. No member of the compensation committee was an officer or employee of our company during the prior year or was formerly an officer of our company. During the year ended December 31, 2002, none of our executive officers served on the compensation committee of any other entity, any of whose directors or executive officers served either on our board of directors or on our compensation committee.

Performance Graph

      The following performance graph compares the performance of our common stock to the New York Stock Exchange Composite Index and to an index of peer companies we selected. The peer group consists of Allied Waste Industries, Inc. and Waste Management, Inc. The graph covers the period from July 1, 1998, the date of our initial public offering, to December 31, 2002. The graph assumes that the value of the investment in our common stock and in each index was $100 at July 1, 1998 and that all dividends were reinvested.

Cumulative Total Return

Based on initial investment of $100 on July 1, 1998

Summary Compensation Table

       The following tables set forth compensation information regarding our Chief Executive Officer and our other four most highly compensated executive officers during the year ended December 31, 2002:

						Long-Term
						Compensation
						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)		Options	Compensation

James E. O’Connor	2002	$787,423	$995,400	$—		60,000	$13,679	(2)
(Chief Executive Officer	2001	647,533	195,000	—		60,000	10,054	(2)
and Director)	2000	501,829	153,000	—		—	3,400	(2)

Harris W. Hudson	2002	501,306	—	179,414	(3)	10,000	—
(Vice Chairman and	2001	500,324	—	313,432	(3)	—	—
Secretary)	2000	501,040	—	—		—	—

Michael J. Cordesman	2002	331,392	313,200	—		40,000	19,541	(4)
(President and Chief
Operating Officer)

Tod C. Holmes	2002	348,289	315,000	—		40,000	5,058	(2)
(Senior Vice President	2001	313,780	63,000	—		40,000	5,727	(2)
and Chief Financial	2000	275,384	56,000	—		—	3,400	(2)
Officer)

David A. Barclay	2002	297,999	216,000	—		40,000	3,626	(2)
(Senior Vice President	2001	258,431	45,500	—		40,000	3,400	(2)
and General Counsel)	2000	219,900	39,375	—		—	3,400	(2)

(1)	Except as otherwise disclosed, the aggregate total value of perquisites, other personal benefits, securities or property, or other annual compensation did not equal or exceed the lesser of $50,000 or ten percent of the annual salary and bonus for any person named in the table during 2000, 2001 or 2002.

(2)	Consists of the company’s matching contributions under the 401(k) and supplemental savings plans.

(3)	Amounts reflect payments made on behalf of Mr. Hudson for aircraft use, which was included in his Form W-2s as compensation.

(4)	Includes $18,500 of relocation expenses and $1,041 of the company’s matching contributions under the 401(k) and supplemental savings plans.

Option Grants in Year Ended December 31, 2002

					Potential Realizable
		Percentage			Value at Assumed
		of Total			Annual Rates of
		Options			Stock Price
	Number of	Granted to			Appreciation for
	Securities	Employees			Option Term(4)
	Underlying	in Fiscal	Exercise	Expiration
	Options Granted(1)	Year	Price(2)	Date(3)	5%	10%

James E. O’Connor	60,000	2.6%	$17.40	1/31/2012	$656,566	$1,663,867

Harris W. Hudson	10,000	.4	17.40	1/31/2012	109,428	277,311

Michael J. Cordesman	25,000	1.1	17.40	1/31/2012	273,569	693,278
	15,000	.7	18.10	3/08/2012	170,745	432,701

Tod C. Holmes	40,000	1.8	17.40	1/31/2012	437,711	1,109,245

David A. Barclay	40,000	1.8	17.40	1/31/2012	437,711	1,109,245

(1)	The options granted to the named executive officers (other than Mr. Hudson) become exercisable for 25% of the shares of common stock covered by such options on each of the first four successive anniversary dates of the date of grant. The options granted to Mr. Hudson are fully vested upon issuance.
(2)	The exercise price for the options listed in the table is the fair market value on the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides instructions to a brokerage firm to sell the purchased shares and to remit to the company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding taxes and other deductions.
(3)	The options listed in the table expire 10 years from the date of grant. An earlier expiration date may apply in the event of the optionee’s termination of employment, retirement, death or disability.
(4)	These columns show the gains executives could realize if our company’s stock appreciates at a 5% or 10% rate over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not the company’s predictions.

Aggregated Option Exercises and Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options At		In-the-Money Options
	Acquired		December 31, 2002		December 31, 2002(1)
	On	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James E. O’Connor	90,000	$794,897	325,000	155,000	$978,375	$828,150

Harris W. Hudson	—	—	591,250	193,750	2,128,863	697,688

Michael J. Cordesman	—	—	6,250	58,750	13,625	173,575

Tod C. Holmes	45,000	397,840	97,500	97,500	333,644	504,456

David A. Barclay	45,000	397,840	97,882	97,500	334,973	504,456

(1)	The value of in-the-money options was calculated by determining the difference between the closing price of a share of our common stock as reported on the New York Stock Exchange composite tape on December 31, 2002 and the exercise price of the options.

Long-Term Incentive Plan —

Awards in Year Ended December 31, 2002

		Estimated Future Payouts Under
	Performance or	Non-Stock Price-Based Plans(1)
	Other Period Until
	Maturation or Payout	Threshold	Target	Maximum

James E. O’Connor	1/1/02—12/31/04	$112,500	$450,000	$675,000

Michael J. Cordesman	1/1/02—12/31/04	37,500	150,000	225,000

Tod C. Holmes	1/1/02—12/31/04	75,000	300,000	450,000

David A. Barclay	1/1/02—12/31/04	47,500	190,000	285,000

(1)	See “Long-Term Incentive Plan” on page 17 for a general description of the criteria to be applied in determining the amounts payable.

Equity Compensation Plan Information

       The following table sets forth certain information regarding equity compensation plans as of December, 31, 2002:

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Under	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	Column A

Equity compensation plans approved by security holders	12,591,497	$16.61	9,286,103

Equity compensation plans not approved by security holders	—	—	—

Total	12,591,497	$16.61	9,286,103

Compensation of Directors

      During 2002, we paid each of our non-employee directors — Messrs. Croghan, Rodriguez and Sorensen — $25,000 per year, and $1,000 for each board or committee meeting that he attended. In addition, under our 1998 Stock Incentive Plan, as amended and restated March 6, 2002, we make an initial grant to each of our non-employee directors of non-qualified stock options to purchase 50,000 shares of our common stock when he or she is elected to the board of directors and annual grants to purchase 10,000 shares of our common stock. These options are immediately exercisable. As of March 16, 2003, we have granted options to purchase 1,700,000 shares of our common stock to our non-employee directors, including options to purchase 1,410,000 shares granted to Mr. Huizenga as described below. We also reimburse our non-employee directors for reasonable expenses incurred for attending board of director and committee meetings. We have not adopted any other policies regarding directors’ compensation and benefits.

      During 2002, our board of directors engaged Pearl Meyer & Partners to conduct a review of compensation payable to our directors. After reviewing the recommendation of Pearl Meyer and considering the effect of the Sarbanes-Oxley Act regarding the increased level of responsibility, liability and time commitment for directors, the executive committee of the board of directors decided to increase the annual retainer for our non-employee directors to $30,000, to pay the chairman of each committee of the board of directors an additional annual retainer of $10,000 and to provide that, for each meeting of the board of directors and each meeting of any committee of the board of directors, each attendee be paid $1,000 for each such meeting attended. These increases to our non-employee director compensation became effective January 1, 2003.

      Prior to 2003, we compensated Mr. Huizenga, in his capacity as our Chairman, separate from our executive officers and non-employee directors. We granted Mr. Huizenga options to purchase 800,000 shares of our common stock in 1999 and have granted him options to purchase 200,000 shares of our common stock with respect to each year since 1999. These options become exercisable for 25% of the shares of common stock covered by such options on each of the first four successive anniversary dates of the date of grant. On December 31, 2002, Mr. Huizenga retired as our Chairman and remained on our board of directors. During 2003, Mr. Huizenga will be compensated for his service as a director in accordance with the compensation of our non-employee directors. As of March 16, 2003, we have granted options to purchase 1,410,000 shares of our common stock to Mr. Huizenga.

Employment Agreements

      James E. O’Connor. We entered into a three-year employment agreement with James E. O’Connor to serve as our President and Chief Executive Officer, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement will continue in effect on a “rolling” three year basis, meaning that at any time during the agreement, three years will remain in the term of the agreement. The agreement provides that Mr. O’Connor will continue his service on our board of directors and that Mr. O’Connor will be nominated for election to our board of directors at each annual meeting of stockholders during the term of the agreement. The agreement provides that Mr. O’Connor will receive an annual base salary of $510,000 for our 2000 fiscal year, $650,000 for our 2001 fiscal year and $790,000 for our 2002 fiscal year. Mr. O’Connor’s salary for any year after our 2002 fiscal year will be $790,000 unless our board of directors expressly provides otherwise. Based on the board of directors’ annual review of Mr. O’Connor, the board determined to increase his annual base salary to $840,000 per year effective August 1, 2003. Mr. O’Connor’s annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

      In addition to his base salary, Mr. O’Connor is eligible for an annual bonus of up to 60% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 70% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. O’Connor’s annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. O’Connor is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. O’Connor also is entitled to health, life and disability insurance and he may participate in other benefit programs that we may establish. Mr. O’Connor is also entitled to be reimbursed annually for financial, estate and tax planning activities in an amount not to exceed two percent of his annual base salary.

      Under the agreement, we may terminate Mr. O’Connor at any time with or without “cause” and Mr. O’Connor may at any time terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. O’Connor without cause or if Mr. O’Connor terminates his employment with good reason, then Mr. O’Connor will be entitled to the following as severance payments:

•	Mr. O’Connor will continue to receive his salary through the date of termination and afterwards for three years from the date of termination,

•	Mr. O’Connor will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination,

•	all of Mr. O’Connor’s stock options or other stock grants will immediately vest in full and remain exercisable until the earlier of their expiration or three years from the date of termination,

•	all incentive cash grants shall immediately vest and be payable to Mr. O’Connor as if all targets and conditions had been met, except where a specific service is required of Mr. O’Connor for a specific period of time, in which case the maximum amount of the incentive cash grant will be payable on a pro rata basis, and

•	Mr. O’Connor will be paid the balance of all amounts credited to his deferred compensation account.

      Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. O’Connor’s employment is terminated by us without cause or if Mr. O’Connor terminates his employment with good reason, then we are required to pay Mr. O’Connor:

•	the severance payments described above, paid in a single lump sum, and

•	three times the maximum annual bonus that Mr. O’Connor would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum.

      Under the agreement, Mr. O’Connor is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of his employment.

      Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

      Tod C. Holmes. We entered into a two-year employment agreement with Tod C. Holmes to serve as our Senior Vice President and Chief Financial Officer, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement will continue in effect on a rolling two-year basis. The agreement provides that Mr. Holmes will receive an annual base salary of $280,000 for our 2000 fiscal year, $315,000 for our 2001 fiscal year and $350,000 for our 2002 fiscal year. Mr. Holmes’ salary for any year after our 2002 fiscal year will be $350,000 unless our board of directors expressly provides otherwise. Based on our board of directors’ annual review of Mr. Holmes, the board determined to increase his annual base salary to $400,000 per year effective August 1, 2003. Mr. Holmes’ annual salary may be increased at any time at the discretion of our board of directors to reflect merit or for other increases.

      In addition to his base salary, Mr. Holmes is eligible for an annual bonus of up to 40% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 50% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement. Mr. Holmes’ annual bonus is based on the achievement of corporate goals and objectives established by our board of directors or an appropriate committee of the board of directors. Under the agreement, Mr. Holmes is entitled to participate in our stock option plans and other employee compensation programs that we may establish. Mr. Holmes also is entitled to health, life, and disability insurance and he may participate in other benefit programs that we may establish. Mr. Holmes is also entitled to be reimbursed annually for financial, estate and tax planning activities in an amount not to exceed two percent of his annual base salary.

      Under the agreement, we may terminate Mr. Holmes at any time with or without “cause” and Mr. Holmes may at any time terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. Holmes without cause or if Mr. Holmes terminates his employment with good reason, then Mr. Holmes will be entitled to the following as severance payments:

•	Mr. Holmes will continue to receive his salary through the date of termination and afterwards for two years from the date of termination,

•	Mr. Holmes will continue to receive his health benefits for a period ending no later than the second anniversary of the date of termination,

•	all of Mr. Holmes’ stock options or other stock grants will immediately vest in full and will remain exercisable until the earlier of their expiration or two years from the date of termination,

•	all incentive cash grants shall immediately vest and be payable to Mr. Holmes as if all targets and conditions had been met, except where a specific service is required of Mr. Holmes for a specific period of time, in which case the maximum amount of the incentive cash grant will be payable on a pro rata basis, and

•	Mr. Holmes will be paid the balance of all amounts credited to his deferred compensation account.

      Upon a change of control, as defined in the agreement, if, within two years after the change of control, Mr. Holmes’ employment is terminated by us without cause or if Mr. Holmes terminates his employment with good reason, then we are required to pay Mr. Holmes:

•	three times his annual salary, paid in a single lump sum,

•	three times the maximum annual bonus that Mr. Holmes would have been eligible to receive in the fiscal year when the termination occurred, paid in a single lump sum, and

•	the additional severance payments and benefits described above.

      Under the agreement, Mr. Holmes is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of his employment.

      Any successor to our company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

      David A. Barclay. We entered into a two-year employment agreement with David A. Barclay to serve as our Senior Vice President and General Counsel, effective as of October 25, 2000 and as amended on January 31, 2003. The agreement is substantially on the same terms as Mr. Holmes’ agreement, which is described above, except that Mr. Barclay will receive an annual base salary of $225,000 for our 2000 fiscal year, $260,000 for our 2001 fiscal year and $300,000 for our 2002 fiscal year. Mr. Barclay’s salary for any year after our 2002 fiscal year will be $300,000 unless our board of directors expressly provides otherwise. Based on the board of directors’ annual review of Mr. Barclay, the board determined to increase his annual base salary to $325,000 effective August 1, 2003. Also, Mr. Barclay is eligible for an annual bonus of up to 35% of his annual base salary during the 2000 and 2001 fiscal years and for an annual bonus of up to 40% of his annual base salary during the 2002 fiscal year and thereafter, through the term of the agreement.

      Michael J. Cordesman. We entered into a two-year employment agreement with Michael J. Cordesman to serve as our Chief Operating Officer, effective as of January 31, 2003, and as amended on February 28, 2003. The agreement is substantially on the same terms as Mr. Holmes’ agreement, which is described above, except that Mr. Cordesman will receive an annual base salary of $360,000 from February 28, 2003 until July 31, 2003, and an annual base salary of $425,000 from August 1, 2003 until February 29, 2004. Mr. Cordesman’s salary for any year after February 29, 2004 will be $425,000 unless our board of directors expressly provides otherwise. Also, Mr. Cordesman is eligible for an annual bonus of up to 50% of his annual base salary during the 2003 fiscal year and thereafter, through the term of the agreement.

      Harris W. Hudson. We entered into a six and one-half year employment agreement with Harris W. Hudson to serve as our Vice Chairman, effective as of July 31, 2001. Mr. Hudson will receive an annual base salary of $500,000 for our 2001 and 2002 fiscal years, $400,000 for our 2003 fiscal year, $300,000 for our 2004 fiscal year, $200,000 for our 2005 fiscal year, and $100,000 for our 2006 and 2007 fiscal years. Unless earlier terminated in accordance with its terms, Mr. Hudson’s agreement will expire on December 31, 2007.

      Mr. Hudson will not participate in any bonus program. During the term of the agreement, Mr. Hudson is entitled to health, life and disability insurance. During the term of the agreement, Mr. Hudson will participate in our stock option plans on the same basis that our independent directors participate in these plans. Stock options previously granted to Mr. Hudson will continue to vest and be exercisable in accordance with the terms of the options granted.

      Under the agreement, we may terminate Mr. Hudson at any time with or without “cause” and Mr. Hudson may terminate his employment with or without “good reason,” in each case as defined in the agreement. If we terminate Mr. Hudson without cause or if Mr. Hudson terminates his employment with good reason, then Mr. Hudson will be entitled to the following as severance payments:

•	Mr. Hudson will continue to receive his salary through the end of the term of the agreement,

•	Mr. Hudson will continue to receive his health benefits for a period ending no later than the third anniversary of the date of termination, and

•	all of Mr. Hudson’s stock options will immediately vest in full and will remain exercisable until the earlier of their expiration or December 31, 2009.

      Upon a change of control, as defined in the agreement, if, within two years after a change of control, Mr. Hudson’s employment is terminated by us without cause or if

Mr. Hudson terminates his employment with good reason, and if Mr. Hudson so elects, we are required to pay to him the severance payments described above in a single lump sum.

      Under the agreement, Mr. Hudson is subject to confidentiality obligations, as well as non-compete and non-solicitation covenants, for a three-year period following the termination of employment.

      Any successor to the company will be required to assume and perform all of our covenants, agreements and obligations under the agreement.

Stock Incentive Plan

      In July 1998, we adopted the Republic Services, Inc. 1998 Stock Incentive Plan to provide for the grant of options to purchase shares of common stock, stock appreciation rights and stock grants to employees, non-employee directors and consultants who are eligible to participate in the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of options to employees and independent contractors at the discretion of our board of directors. Additionally, the Stock Incentive Plan provides for an automatic grant of an option to purchase 50,000 shares of common stock to each member of the board of directors who joins the board of directors as a non-employee director, and an additional automatic grant of an option to purchase 10,000 shares of common stock each fiscal year after the member joins the board if he remains as a board member. We have reserved 20,000,000 shares of common stock for issuance under the Stock Incentive Plan.

      In May 2002, our stockholders approved and adopted an amendment and restatement of our Stock Incentive Plan to, among other things, increase the number of shares of our common stock subject to the Stock Incentive Plan to 27,000,000 shares. The amendment and restatement also eliminates the eligibility of consultants and independent contractors as participants in the Stock Incentive Plan.

      As of March 16, 2003, we had options to purchase 12,272,116 shares of our common stock outstanding under our 1998 Stock Incentive Plan, as amended and restated March 6, 2002, and 9,477,821 shares remain available for grants and awards under our 1998 Stock Incentive Plan, as amended and restated March 6, 2002.

Long-Term Incentive Plan

      In January 2001, we adopted the Republic Services, Inc. Long-Term Incentive Plan. Our key officers are eligible to participate in the plan. The plan tracks our performance over three-year periods beginning on January 1, 2001, with a new three-year period beginning on January 1 of each subsequent year. Cash payments under the long-term incentive plan will be made following the end of each three-year period based on the achievement of specified pre-set financial objectives that emphasize profitable growth, improved asset utilization, increased free cash flow and increased returns on invested capital. In 2002, after determining that one-time charges incurred in the fourth quarter of 2001 would preclude the executives from achieving the performance targets set at the beginning of 2001 for the three-year period ending December 31, 2003, our Compensation Committee revised the three-year performance period to a two-year performance period ending December 31, 2003 (thus eliminating the impact of 2001) and reduced the potential awards for such two-year performance period to equal two-thirds of the amounts originally granted for the three-year period. In 2002, our Compensation Committee also established new targets and awards under the plan for a new three-year period ending December 31, 2004.

401(k) Plan

      We have adopted a 401(k) Savings and Retirement Plan that qualifies for preferential tax treatment under section 401(a) of the Internal Revenue Code. Under the plan, all of our employees who are not covered by a collective bargaining agreement may participate in the plan following 90 days of service with the company. Our employees are permitted to contribute up to 15% of their salaries (up to a maximum contribution of $12,000 per year). We match one-half of the first four percent of an employee’s contributions under the plan in shares of our common stock. The match is made on a quarterly basis and is fully vested when made.

Supplemental Savings Plans

      We have adopted the Republic Services, Inc. Supplemental Savings Plan — Executive Salary Deferral Arrangement and the Republic Services, Inc. Supplemental Savings Plan — Bonus Deferral Arrangement. These plans are designed to provide an opportunity for our key employees to participate in a retirement program that is similar to the provisions of our 401(k) plan without the restrictions of the Internal Revenue Code and the discrimination testing that prevents meaningful accumulations for key, highly compensated employees. Eligibility for the plan is determined by and at the discretion of the compensation committee. Participants elect to make pre-tax payroll-deducted salary and/or bonus deferrals to the respective plans at the beginning of each plan year at any percentage up to 25%. Where the company match was also restricted under the 401(k) plan (notably for employees earning in excess of $200,000), a corresponding match amount in our common stock is available under this plan. This match is funded in the year after it is earned and is calculated based upon the formula of $.50 for each dollar deferred up to a maximum of 4% of gross compensation inclusive of the amounts funded within the 401(k) plan, but not subject to IRS limitations.

Employee Stock Purchase Plan

      We have adopted the Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan. All of our employees who work at least 20 hours per week and have worked for us at least three months may voluntarily participate in the plan. During specified offering periods, these eligible employees may, through payroll deductions, buy whole and fractional shares of our common stock at a purchase price equal to 85% of the lower of (1) the fair market value of our common stock on the first day of the offering period and (2) the fair market value of our common stock on the last day of the offering period. Employees may sell the common stock purchased under the plan after they have owned the shares for at least 180 consecutive days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Before our initial public offering on July 1, 1998, we had been a wholly-owned subsidiary of AutoNation. AutoNation currently owns no shares of our common stock. Mr. Huizenga is a member of the board of directors of AutoNation and a member of the board of directors of ANC Rental Corporation. Mr. Hudson is the Vice Chairman and a director of AutoNation. As a result, the following transactions between our company and AutoNation and ANC Rental Corporation may be deemed to be intercompany or related party transactions.

Separation and Distribution Agreement

      The Separation and Distribution Agreement that we entered into with AutoNation in June 1998 provided for the principal corporate transactions required to effect our separation from AutoNation, and for other arrangements governing the future relationship between our company and AutoNation. The agreement provides for indemnification by each party in favor of the other party with respect to specified matters relating to the Separation and Distribution Agreement, our initial public offering and the secondary offering of our common stock owned by AutoNation. The Separation and Distribution Agreement also provides for indemnifications between our company and AutoNation regarding contingent liabilities primarily relating to our respective businesses or otherwise assigned to our company, and provides that the parties will each have the exclusive right to any benefit received with respect to any contingent gain that primarily relates to the business of that party, or that is expressly assigned to that party. Under the terms of the Separation and Distribution Agreement, AutoNation has agreed that, for a period of five years after we are no longer a subsidiary of AutoNation, AutoNation will not directly or indirectly compete with us in the solid waste services industry anywhere in North America, and we have agreed that, for a period of five years after that time, we will not directly or indirectly compete with AutoNation in the automotive retail or vehicle rental industries anywhere in North America.

Tax Indemnification and Allocation Agreement

      In connection with our separation from AutoNation, we entered into a Tax Indemnification and Allocation Agreement with AutoNation that provides that AutoNation will indemnify us for income taxes that we might incur with respect to certain internal restructuring transactions that we entered into in June 1998 in connection with our initial public offering.

      We were included in AutoNation’s consolidated group for federal income tax purposes for periods during which AutoNation beneficially owned at least 80% of the total voting power and value of our outstanding common stock. Each corporation that is a member of a consolidated group during any portion of the group’s tax year is jointly and severally liable for the federal income tax liability of the group for that year. We and our subsidiaries stopped being members of AutoNation’s consolidated group when we became a public company in July 1998. The Tax Indemnification and Allocation Agreement allocates tax liabilities between AutoNation and our company during the periods when we were included in AutoNation’s consolidated group, and provides each company rights of indemnification.

Lease

      In July 1998, we signed a lease with a subsidiary of AutoNation for 10,800 square feet of office space at AutoNation’s corporate headquarters in Fort Lauderdale, Florida. The annual lease rate is $220,320 ($20.40 per square foot), and we pay for certain common area maintenance charges.

      Effective January 1999, we amended the lease to increase the space we are renting to 14,443 square feet at an annual rate of $294,637 ($20.40 per square foot). The lease had an initial term of one year which we renewed in July 1999 for an additional one year term through June 2000. The rent includes utilities, security, parking, building maintenance and cleaning services.

      Effective April 4, 2000, we amended the lease further to increase the space we are renting to 29,217 square feet at an annual rate of $20.40 per square foot through December 31, 2000, $23.54 per square foot from January 1, 2001 through December 31, 2001 and thereafter increasing each year by 3% per square foot over the prior year’s rate. On July 31, 2003, we further amended the lease to extend the term of the lease until September 10, 2010 and removed all rights to further extend the lease. In this amendment, the annual base rent was reduced to a rate of $18.00 per square foot through the term of the lease. On September 16, 2003, we further amended the lease to increase the space we are renting by an additional 833 square feet.

      We believe that the lease is on terms no less favorable than could be obtained from persons unrelated to our company.

Other Transactions with AutoNation and ANC Rental Corporation

      During 2002, we collected solid waste from, and leased roll-off containers to, certain automotive retail and other properties of AutoNation. We provided all of these services at standard rates. We continue to provide these services to AutoNation on the same terms. During 2002, we rented vehicles from ANC Rental Corporation, under standard form vehicle rental agreements under which we were charged standard rates.

Other Transactions with Related Parties

      The following is a summary of other agreements and transactions that we are involved in with related parties. It is our policy that transactions with related parties must be on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on our experience, it is our belief that all of these transactions met that standard at the time such transactions were effected.

      Pro Player Stadium is a professional sports stadium in South Florida that is owned and controlled by Mr. Huizenga. One of our subsidiaries collected solid waste from, and leased roll-off waste containers to, Pro Player Stadium pursuant to standard agreements under which Pro Player Stadium paid an aggregate of $293,392 in 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

       Our audit committee has chosen the firm of Ernst & Young LLP as independent public accountants of our company and its subsidiaries for the year ending December 31, 2003. Ernst & Young has been serving our company in this capacity since June 2002. Representatives of Ernst & Young are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      As previously reported in our Current Report on Form 8-K filed with the Commission on June 24, 2002, on June 21, 2002 we dismissed our independent public accountants, Arthur Andersen, LLP and engaged the services of Ernst & Young LLP as our new independent public accountants for the fiscal year ending December 31, 2002. These actions followed our decision to seek proposals from independent accountants to audit our financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Arthur Andersen and retain Ernst & Young was approved by our board of directors upon the recommendation of our Audit and Nominating Committee.

      None of the audit reports of Arthur Andersen on our consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, there were no disagreements between us and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the fiscal years ended December 31, 2000 and 2001, or within the interim period through June 21, 2002.

      A letter from Arthur Andersen to the Securities and Exchange Commission regarding our change of certifying accountant is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on June 21, 2002.

      During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through June 21, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

      The aggregate amount of fees billed or expected to be billed to our company by Ernst & Young for professional services rendered in connection with the audit of the company’s annual financial statements for the fiscal year ended December 31, 2002, and for the review of the company’s interim financial statements included in the company’s quarterly reports on Form 10-Q for the second and third quarters of 2002 was $536,881. In addition, we were billed $58,900 by our previous independent public accountants for professional services rendered in connection with the review of our Form 10-Q for the first quarter of 2002.

Financial Information System Design and Implementation Fees

      There were no professional services rendered to the company by Ernst & Young for the design and implementation of financial information systems for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate amount of fees billed to the company by Ernst & Young for all other services rendered to the company for the fiscal year ended December 31, 2002 was $60,648, consisting of audit-related services. Fees for audit-related services generally include fees for statutory and pension audits, accounting consultations and SEC registration statements. There were no non-audit services conducted by Ernst & Young in 2002.

      The audit committee of the board of directors believes that the provision of services described above under the caption “All Other Fees” is compatible with maintaining the independence of our independent public accountants.

Supplemental Audit Fee Information

      During 2002, the Securities and Exchange Commission adopted new rules regarding disclosure of fees paid to our independent public accountants. As of the date of this Proxy Statement, these new rules are not effective, but we are providing the supplemental disclosure below, which is based on these new rules, for your information. The difference in reported fees under the new reporting requirements arises from a broader definition of audit fees and the inclusion of fees for services performed after year-end that are related to fiscal 2002.

      Fees for professional services provided by Ernst & Young, our principal independent public accountants, during 2002, in each of the following categories are as follows:

2002

Audit Fees	$576,571

Audit-Related Fees	65,086

Tax Fees	—

All Other Fees	—

$641,657

      Fees for audit services include fees associated with the annual audit, the review of our quarterly reports on Form 10-Q for the second and third quarters of 2002, comfort letters, and statutory audits required internationally. Audit-related fees primarily include accounting consultation related to adoption of new pronouncements and employee benefit plan audits.

AUDIT COMMITTEE REPORT

       The following statement made by the audit committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under either of these acts.

      Management is responsible for the company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.

      In this context, the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. The audit committee has considered whether the independent auditors’ provision of audit-related and other non-audit services to the company is compatible with maintaining the auditors’ independence.

      Finally, the audit committee has evaluated the independent auditors’ role in performing an independent audit of the company’s financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The audit committee has received assurances from the independent auditors that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent auditors have further assured the audit committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit, availability of national office consultation to conduct the relevant portions of the audit, and availability of personnel at foreign affiliates to conduct the relevant portions of the audit.

      In reliance on the reviews, discussions and evaluations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. By recommending to the board of directors that the audited financial statements be so included, the audit committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee:

John W. Croghan, Chairman
Ramon A. Rodriguez
Allan C. Sorensen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Exchange Act during our fiscal year ended December 31, 2002, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2002, and (3) any written representations referred to us in subparagraph (b)(2)(i) of Item 405 of Regulation S-K under the Exchange Act, except for one transaction in 1999 that was reflected on a Form 4 filed by James E. O’Connor on November 4, 2002, no person who at any time during the fiscal year ended December 31, 2002 was a director, officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2002 or prior fiscal years.

SECURITY OWNERSHIP OF FIVE PERCENT SHAREHOLDERS

       The following table shows certain information as of March 16, 2003 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number		Percent

Cascade Investment LLC	18,078,300	(1)	11.2%
2365 Carillon Point, Kirkland, WA 98033

Subsidiaries of FMR Corp.	14,933,612	(2)	9.3
82 Devonshire Street, Boston, MA 02109

Wellington Management Company, LLP	11,969,700	(3)	7.4
75 State Street, Boston, MA 02109

Legg Mason, Inc	8,394,912	(4)	5.2
100 Light Street, Baltimore, MD 21202

(1)	Based on Amendment No. 4 to Schedule 13G filed with the SEC by Cascade Investment LLC on February 14, 2003. The shares beneficially owned by Cascade may be deemed beneficially owned by William H. Gates III. Mr. Gates also may be deemed to beneficially own 750,000 shares of our common stock held by the Bill & Melinda Gates Foundation (the “Foundation”). Mr. Gates disclaims beneficial ownership of all shares other than those held by the Foundation.
(2)	Based on Amendment No. 7 to Schedule 13G filed with the SEC by FMR Corp. on February 14, 2003. Includes 12,234,050 shares owned by Fidelity Management and Research Company, 1,450,860 shares owned by Fidelity Management Trust Company, 1,247,487 shares owned by Fidelity International Limited, 700 shares owned by Strategic Advisors, Inc. and 515 shares owned by Geode Capital Management, LLC. Fidelity Management and Research Company, Fidelity Management Trust Company, Fidelity International Limited and Strategic Advisors, Inc. are all wholly-owned subsidiaries of FMR Corp. Goede LLC is wholly-owned by Fidelity Investors III Limited Partnership (“FILP III”), a Delaware limited partnership. Geode LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Fidelity Investors Management, LLC (“FIML”), a Delaware limited liability company, is the general partner and investment manager of FILP III, and is an investment manager registered under Section 203 of the Investment Advisers Act of 1940. The managers of Geode, LLC the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR Corp.
(3)	Based on Amendment No. 2 to Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 12, 2003.
(4)	Based on Amendment No. 2 to Schedule 13G filed with the SEC by Legg Mason, Inc. on February 13, 2003.

SECURITY OWNERSHIP OF MANAGEMENT

       The following table shows certain information as of March 16, 2003 with respect to the beneficial ownership of common stock by (1) each of our directors, (2) each of the executive officers listed in the “Summary Compensation Table” on page 10 and (3) all of our current directors and executive officers as a group. We have adjusted share amounts and percentages shown for each individual, entity or group in the table to give effect to shares of common stock that are not outstanding but which the individual, entity or group may acquire upon exercise of all options exercisable within 60 days of March 16, 2003. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual, entity or group.

	Shares Beneficially Owned
Name of
Beneficial Owner	Number		Percent

James E. O’Connor	387,788	(1)	*

Harris W. Hudson	763,850	(2)	*

John W. Croghan	200,000	(3)	*

H. Wayne Huizenga	1,410,000	(4)	*

Ramon A. Rodriguez	90,000	(5)	*

Allan C. Sorensen	100,000	(6)	*

Michael J. Cordesman	16,299	(7)	*

Tod C. Holmes	144,379	(8)	*

David A. Barclay	133,518	(9)	*

All directors and executive officers as a group (9 persons)	3,245,834	(10)	2.0%

*	Less than 1 percent

(1)	The aggregate amount of common stock beneficially owned by Mr. O’Connor consists of 12,333 shares owned directly by him, vested options to purchase 375,000 shares and 455 shares owned through our 401(k) Plan.
(2)	The aggregate amount of common stock beneficially owned by Mr. Hudson consists of 100 shares owned directly by him and vested options to purchase 763,750 shares.
(3)	The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 100,000 shares owned directly by him and vested options to purchase 100,000 shares.
(4)	The aggregate amount of common stock beneficially owned by Mr. Huizenga consists of vested options to purchase 1,410,000 shares.
(5)	The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of vested options to purchase 90,000 shares.
(6)	The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of vested options to purchase 100,000 shares.
(7)	The aggregate amount of common stock beneficially owned by Mr. Cordesman consists of vested options to purchase 16,250 shares and 49 shares owned through our 401(k) Plan.
(8)	The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 13,500 shares owned directly by him, vested options to acquire 130,000 shares and 879 shares owned through our 401(k) Plan.
(9)	The aggregate amount of common stock beneficially owned by Mr. Barclay consists of 2,379 shares owned directly by him, vested options to acquire 130,382 shares and 757 shares owned through our 401(k) Plan.

(10)	The aggregate amount of common stock beneficially owned by all directors and executive officers as a group consists of (a) 128,312 shares, (b) vested options to purchase 3,115,382 shares and (c) 2,140 shares owned through our 401(k) Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

      The board of directors currently consists of six members. The board of directors, upon recommendation of the audit and nominating committee, has designated the persons named below as nominees for election as directors, for a term expiring at the annual meeting of stockholders in the year 2004. All nominees are currently serving as directors. Each director is elected by the affirmative vote of a plurality of the votes cast by the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote for the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote the proxies they receive for the election of the nominees named below, unless a particular proxy withholds authorization to do so or provides other contrary instructions. Each of the nominees has indicated that he is willing and able to serve as a director. If before the annual meeting any nominee becomes unable to serve, an event which is not anticipated by the board of directors, the proxies will be voted for the election of whomever the board of directors may designate.

Nominees For Director

James E. O’Connor
Harris W. Hudson
John W. Croghan
H. Wayne Huizenga
Ramon A. Rodriguez
Allan C. Sorensen

      Beginning on page 2 of this proxy statement, we provide biographical information relating to each of these nominees for director under the heading “Biographical Information Regarding Directors/ Nominees and Executive Officers.”

      The board of directors unanimously recommends a vote “FOR” the election of each of the nominees for director named above. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL 2

APPROVAL OF EXECUTIVE INCENTIVE PLAN

      The board of directors has adopted and recommends that the stockholders approve and adopt the Executive Incentive Plan. The complete text of the Executive Incentive Plan is attached to this Proxy Statement as Exhibit B. The principal features of the Executive Incentive Plan are summarized below. This description is qualified in its entirety by reference to Exhibit B.

General Information

      Our board of directors believes that our future growth and success depends, in large part, upon our ability to attract, motivate and retain competitively superior executive officers, and that short-term and long-term incentives have been and will continue to be an important element in achieving this goal, thereby promoting our long-term growth and profitability. Accordingly, on April 26, 2001, our board of directors adopted our Long-Term Incentive Plan effective January 1, 2001. The Long-Term Incentive Plan has been amended, restated and renamed the Executive Incentive Plan (the “Plan”), effective January 1, 2003. The purpose of the Plan is to provide an additional incentive to attract, motivate and retain executive officers with outstanding abilities and skills who provide important services to our company and upon whose efforts and judgment our success depends, by affording such persons the opportunity to earn short-term and long-term incentives.

Summary of the Executive Incentive Plan

      The Plan authorizes the granting of annual awards and long-term awards to executive officers selected from time to time by the compensation committee of our board of directors to participate in the plan. Annual awards are designed to recognize the annual achievement by a participant of short-term goals and objectives of the company. Long-term awards are designed to recognize the impact of the participant upon the achievement by the company of longer term success in enhancing shareholder values. The term “executive officer” means the chief executive officer, chief operating officer, chief financial officer, general counsel of the company or a controller, corporate vice president, regional vice president, regional controller, regional manager or area president of the company.

      If a participant satisfies the performance goals during the applicable performance period, the applicable award will be paid to the participant in a lump sum cash payment. The maximum award that may be paid to a participant in any one plan year is $2,500,000.

      Generally, the performance period for an annual award is one calendar year, unless the compensation committee determines otherwise in advance of granting the annual award. Generally, the performance period for a long-term award is a period of three calendar years, unless the compensation committee determines otherwise in advance of granting a long term award.

      Performance goals for each participant must be established in writing during the first 90 days of the applicable performance period. The performance goal of each participant may be based upon one or more of certain performance measures. “Performance measures” means one or more of the following selected by the compensation committee to measure company and/or business unit performance for a performance period: net income; basic or diluted earnings per share; net revenues; gross profit; free cash flow, income before income taxes; economic profit; return on assets; return on funds employed and return on equity, each as determined in accordance with generally accepted accounting principles, where applicable.

      The Plan provides that it is to be administered by the compensation committee. The compensation committee may in its sole discretion determine the executive officers to be granted awards and the performance goals that must be satisfied by the participant to receive payment of the award. Our chief executive officer may recommend to the compensation committee executive officers for participation in the Plan and target levels for such participants. The compensation committee has full power and authority to interpret the Plan, to prescribe, amend, and rescind any rules relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

      A participant who voluntarily terminates employment prior to the date of a payment of an award or who voluntary terminates employment prior to the mid-point of a performance period shall forfeit all rights or interests in any award for the applicable performance period. A participant whose employment is terminated without cause after the mid-point of a performance period shall be entitled to be a paid a pro-rata amount equal to the award payment the compensation committee determined would have been paid to the participant under the Plan had the participant’s employment continued to the end of the performance period. A participant whose employment is terminated for “cause” prior to the date of payment of an award for any performance period shall forfeit all rights or interests in any award for such performance period. If a participant’s employment is terminated by reason of the participant’s death, retirement or disability, the company must pay the participant (or the participant’s estate or beneficiary in the event of death) an amount equal to the award payment that would have been paid to the participant had his or her employment continued to the end of the applicable performance period. Such payment shall be made after the end of the applicable performance period.

      In the event of a change in control of the company, the company must pay 100% of the participant’s target award for the performance period during which the change in control occurs. Payment of such award must be made within ten days following the change in control.

      The compensation committee may amend or terminate the Plan at any time, provided that (i) no amendment may be made after the date on which an executive officer is selected as a participant for a performance period that would adversely affect the rights of such participant with respect to such performance period without the consent of the affected participant and (ii) no amendment shall be effective without the approval of the stockholders of the company to increase the maximum award payable under the Plan or if, in the opinion of counsel to the company, such approval is necessary to satisfy the applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

      No award granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution.

Federal Income Tax Consequences

      Executive officers who receive payment of an award under the Plan will have ordinary income equal to the amount of the award. Such amount is subject to federal income taxes. In addition, such amount is subject to federal employment taxes. Section 162(m) of the Code limits the amount of deduction the Company can take with respect to compensation paid to certain employees, unless an exception applies. The deduction for compensation is not subject to the limitations of Section 162(m) if the compensation qualifies as “performance based compensation.” The Plan is intended to comply with the requirements of Section 162(m) for “performance based compensation.”

      The board of directors unanimously recommends a vote “FOR” the approval and adoption of the Executive Incentive Plan. Proxies executed and returned will be so voted unless contrary instructions are indicated therein.

PROPOSAL 3

ADJOURNMENT OF ANNUAL MEETING

      The board of directors seeks your approval to adjourn the annual meeting in the event that there are not a sufficient number of votes to approve proposals 1 or 2 at the annual meeting. In order to permit proxies that have been timely received by our board of directors to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the annual meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the annual meeting.

      The board of directors unanimously recommends a vote “FOR” the approval of the adjournment of the annual meeting in the event that there are not a sufficient number of votes to approve proposals 1 or 2. Proxies executed and returned will be so voted unless contrary instructions are indicated therein.

STOCKHOLDER PROPOSALS

       We must receive any proposals of stockholders intended to be presented at the year 2004 annual meeting for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 1, 2003. We suggest that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of our company at Republic Services, Inc., 110 S.E. 6th Street, Fort Lauderdale, Florida 33301. We expect to hold the 2004 annual meeting on May 18, 2004, and any proposal that is received by us after December 31, 2003 will be considered untimely for consideration at the 2004 annual meeting. We have not received any stockholder proposals for inclusion in this proxy statement.

OTHER MATTERS

       You are again invited to attend the annual meeting at which our management will present a review of our progress and operations.

      Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of our company. We have prepared the accompanying form of proxy at the direction of the board of directors and provide it to you at the request of the board of directors. Your board of directors has designated the proxies named therein.

      THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2002 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS 110 S.E. 6TH STREET, FORT LAUDERDALE, FLORIDA 33301 OR BY VISITING THE COMPANY’S WEBSITE AT WWW.REPUBLICSERVICES.COM.

EXHIBIT A

Republic Services, Inc.

Third Amended and Restated Audit Committee Charter

January 22, 2003

       The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

      The members of the Committee shall meet the independence, education and experience requirements of the Sarbanes-Oxley Act, and the rules and regulations promulgated in accordance therewith, and of the New York Stock Exchange. The members of the Committee shall be appointed by the Board. The Board will carefully review the education and experience of all directors and director nominees in order to ensure that at least one director who will serve as a member of the Committee qualifies as a “financial expert” as required under the Sarbanes-Oxley Act and as defined under rules or regulations promulgated in accordance therewith.

      The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as the Committee may, in its discretion, determine to be necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Committee shall make regular reports to the Board on the Committee’s activities.

      The Committee shall:

(1) At the completion of the annual financial statements audit, review with management and the independent auditor:

(a) The Company’s annual financial statements and related disclosure, including disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the quality and acceptability of financial reporting decisions and judgments;

(b) The audit of the annual financial statements and the independent auditor’s report thereon;

(c) Any significant changes required in the independent auditor’s audit plan;

(d) Any significant difficulties or disputes encountered during the course of the audit, including a review with the independent auditor of any audit problems or difficulties encountered and management’s response to such problems or difficulties;

(e) Critical accounting policies’ disclosure for inclusion in the Form 10-K; and

(f) Any other matters related to the conduct of the audit, which are required to be communicated to the Committee under generally accepted auditing standards.

(2) Upon completion of the review described in (1) above, if appropriate, recommend to the Board that the audited annual financial statements be included in the Company’s Form 10-K.

(3) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

(4) Review with management the Company’s systems of internal control.

(5) Review with management and the independent auditor the Company’s quarterly financial statements and related disclosure, including disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of its Form 10-Q.

(6) On a quarterly basis, discuss the following with management and the independent auditor, if applicable:

(a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees which have a significant role in the Company’s internal controls.

(7) Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Committee’s attention by the Company’s in-house or external securities counsel.

(8) Meet periodically with management and the independent auditor to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(9) Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(10) Appoint the independent auditor to audit the financial statements of the Company and its divisions and subsidiaries. Determine the scope of the engagement of the independent auditor. Resolve any disagreements between management and the independent auditor. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent auditor.

(11) Ensure that the independent auditor’s partner rotation policy conforms to the requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith.

(12) Approve, in advance, all auditing services to be provided by the independent auditor. Determine the amount of compensation to be paid to the independent auditor for such auditing services.

(13) Approve, in advance, any tax or other non-audit services to be provided by the independent auditor. Prohibit any non-audit services that the Committee determines would impair the independent auditor’s independence. Determine the amount of compensation to be paid to the independent auditor for such tax or other non-audit services.

(14) Set clear hiring policies for employees or former employees of the independent auditor, in compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated in accordance therewith.

(15) Receive periodic reports, and at the very least an annual report, from the independent auditor delineating all relationships between the independent auditor and the Company that may impact the independent auditor’s independence (which reports shall include a disclosure of the fees paid by the Company to the independent auditor for audit services, audit-related services, tax services and other non-audit services). Review with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Receive and review any other certifications or documentation and take other appropriate action as may be necessary to ensure that the independent auditor meets the independence standard required by law. Advise the Board of any actions necessary to satisfy the Board as to the independence of the independent auditors.

(16) At least annually obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures, any material issues raised in the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by the government or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm, and any steps taken to deal with such issues.

(17) Review the appointment and replacement of the senior internal auditing executive.

(18) Review the significant reports to management prepared by the internal auditing department and management’s responses.

(19) Meet with the independent auditor prior to the annual audit to review the planning and staffing of the audit and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

(20) Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

(21) Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary and foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

(22) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

(23) Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

(b) Any changes required in the planned scope of the internal audit; and

(c) The internal audit department responsibilities, budget and staffing.

(24) Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement. Review the other disclosure required in the annual proxy statement relating to the Committee.

(25) Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

(26) Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

(27) Meet separately and periodically, and at least annually, with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

(28) Conduct an annual performance evaluation of the Committee.

(29) At the beginning of each fiscal year, establish an agenda for that year in accordance with this Charter.

(30) At least annually and otherwise as necessary, provide new and existing Audit Committee members with an overview of the Company’s (i) key financial issues and risks; (ii) critical controls; (iii) important industry and financial reporting issues; and (iv) legal and regulatory requirements.

(31) Review and reassess annually the powers and duties of the Committee and the adequacy of this Charter and recommend any proposed changes to the Board for approval.

(32) Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company.

(33) Review with management accounting and financial human resources and succession planning within the Company.

(34) Undertake any other matter specifically delegated to the Committee from time to time by the Board.

EXHIBIT B

Republic Services, Inc.
Executive Incentive Plan

Introduction

      On April 26, 2001, the Board of Directors adopted the Republic Services, Inc. Long Term Incentive Plan, effective January 1, 2001. Though designed in general to comply with the requirements of “performance-based compensation” for purposes of Code Section 162(m)(4), the Plan was not submitted for shareholder approval. Effective January 1, 2003, the Long Term Incentive Plan has been amended, restated and renamed the “Executive Incentive Plan” to provide not only for awards designed to encourage and recognize long term performance by participants, but also to include annual awards previously made pursuant to the Company’s Corporate Bonus Program. It is the intention of the Board of Directors to submit the amended and restated Plan for shareholder approval.

1.          Purpose.

      The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; and to attract, retain and motivate such individuals.

2.          Definitions.

      “Award” means an incentive award, either a Long Term Award or an Annual Award made pursuant to the Plan.

•	Annual Award (formerly made pursuant to the Corporate Bonus Program) — is designed to recognize the annual contribution of Participants to the achievement of certain short term goals and objectives of the Company.

•	Long Term Award — is designed to recognize the impact by Participants upon the achievement by the Company of longer term success in enhancing shareholder value.

      “Award Formula” means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. The Award Formula for each Performance Period shall be established in writing by the Committee.

      “Award Schedule” means the Award Schedule established pursuant to Section 4.1.

      “Beneficiary” means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his or her death while a Participant or, in the absence of such designation, the Participant’s estate.

      “Board of Directors” means the Board of Directors of the Company.

      “Change of Control” means any change in control of the Company of a nature which would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or (iii) in any filing by the Company with the Securities and Exchange Commission; provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if:

(a)	Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company;

(b)	During any period of three consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

(c)	The shareholders of the Company approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a liquidation or dissolution of the Company; or (3) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for 30% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be composed of not fewer than two directors, each of whom shall be an “outside director” (within the meaning of Code Section 162(m)).

      “Company” means Republic Services, Inc. and its successors.

      “Determination Period” means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending 90 days after the commencement of the Performance Period.

      “Disability” means disability as defined under the Company’s long term disability plan or, if no such plan is in force at the time, as determined by the Committee.

      “Executive Officer” means a Person who is the chief executive officer, chief operating officer, chief financial officer, general counsel, controller, corporate vice president, regional vice president, controller or manager, or area president of the Company.

      “Participant” means an Executive Officer selected from time to time by the Committee to participate in the Plan.

      “Performance Goal” means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Initially, Performance Goals shall include minimum, target and maximum performance levels.

      “Performance Measure” means one or more of the following selected by the Committee to measure Company and/or business unit performance for a Performance Period: net income; basic or diluted earnings per share; net revenues; gross profit; free cash flow, income before income taxes; economic profit; return on assets; return on funds employed and return on equity; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Determination Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Initial Performance Measures for Annual Awards and Long Term Awards are set forth on Schedule A and Schedule B, respectively.

      “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment in respect of an Award. Unless otherwise determined by the Committee in advance, the Performance Period for an Annual Award shall be one calendar year beginning January 1, 2003. Unless otherwise determined by the Committee in advance, a Performance Period for a Long Term Award shall be three calendar years, with the first such Period beginning January 1, 2003.

      “Plan” means the Republic Services, Inc. Executive Incentive Plan, which combines the Long Term Incentive Plan and the Corporate Bonus Program, both as amended and restated, effective January 1, 2003. Prior to such date, “Plan” means the Republic Services, Inc. Long Term Incentive Plan (effective, January 1, 2001).

      “Plan Year” means the calendar year.

      “Retirement” means retirement at the Company’s normal retirement age or early retirement with the prior written approval of the Company.

3.          Participation.

      3.1  Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period; provided, however, that once an Executive Officer becomes a Participant, he shall continue as a Participant until the Committee terminates his participation or an event occurs under the Plan which causes termination of participation.

4.          Awards.

      4.1  Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant on the Award to fail to constitute performance- based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

      4.2     Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $2,500,000.

      4.3  Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified in accordance with Section 4.2. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Section 162(m) so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). If any Award which is earned pursuant to this Section 4 is paid prior to the time determined when the Award was initially granted, the amount of such Award shall be reduced by an appropriate discount factor determined by the Committee.

      4.4  Change of Control. All Performance Goals and other conditions to payment of Awards shall be deemed to be achieved or fulfilled as of the time of a Change of Control. In the event of a Change of Control, the Company shall promptly pay each Participant 100% of the Participant’s Target Award (as established in the applicable Award Schedules) for the Performance Period in which the Change of Control occurs. In addition, if at the time of a Change of Control there has been no determination or payment of an Award for the preceding Performance Period, the Company shall pay to each individual who was a Participant with respect to such prior Performance Period the full amount to which he or she would have been paid assuming certification by the Committee of the performance for such Performance Period and no reduction in Target

Award payments for factors other than performance factors. Payments under this Section 4.4 shall be made not later than ten (10) days following the Change of Control.

5.          Termination of Employment.

      5.1  Termination of Employment. Except as otherwise provided in Section 4.4 or Section 5.2:

•	A Participant who voluntarily terminates employment prior to the date of payment of an Award shall forfeit all right to or interest in any Award with respect to such Performance Period(s).

•	A Participant whose employment is terminated without “cause” prior to the mid-point of the Performance Period shall forfeit all right to or interest in any Award with respect to such Performance Period. A Participant whose employment is terminated without “cause” after the mid-point of the Performance Period shall be entitled to be paid a pro-rated amount equal to the Award payment that the Committee determines would have been paid to the Participant pursuant to Section 4.3 had his or her employment continued to the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of completed calendar months of employment during the Performance Period and the denominator of which is the total number of months in the Performance Period. The mid-point of a Performance Period (based upon a calendar year or years) shall be the applicable June 30 that represents the middle of such Period.

•	A Participant whose employment is terminated for “cause” (Termination for Cause) prior to the date of payment of an award shall forfeit all right to or interest in any Award with respect to such Performance Period(s).

      Termination for Cause shall mean, (i) Participant’s willful and continued failure to substantially perform his duties after he has received written notice from the Company identifying the actions or omissions constituting willful and continued failure to perform, (ii) Participant’s conduct that would constitute a crime under federal or state law, (iii) Participant’s actions or omissions that constitute fraud, dishonesty or gross misconduct, (iv) Participant’s breach of any fiduciary duty that causes material injury to the Company, (v) Participant’s breach of any duty causing material injury to the Company, (vi) Participant’s inability to perform his material duties to the reasonable satisfaction of the Company due to alcohol or other substance abuse, or (vii) any violation of the Company’s policies or procedures involving discrimination, harassment, substance abuse or work place violence. Any termination for Cause pursuant to this Section shall be given to the Participant in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Participant for Cause. With respect to Participants other than the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel (the Executive Group), a determination of cause shall be made by the Chief Executive Officer.

      With respect to the Executive Group, any determination by the Company that Cause exists to terminate the Participant, the Company shall cause a special meeting of the Committee to be called and held at a time mutually convenient to the Committee and Participant, but in no event later than ten (10) business days after Participant’s receipt of the notice that the Company intends to terminate the Participant for Cause. Participant shall have the right to appear before such special meeting of the Committee with legal counsel of his choosing to refute such allegations and shall have a reasonable period of time to cure any actions or omissions which provide the Company with a basis to terminate the Participant for Cause (provided that such cure period shall not exceed 30 days). A majority of the members of the Committee must affirm that Cause exists to terminate the Participant. No finding by the Committee will prevent the Participant’s contesting such determination through appropriate legal proceedings, provided that the Participant’s sole remedy shall be to sue for damages, not reinstatement, and damages shall be limited to those that would be paid to the Participant if he had been terminated without Cause.

      5.2  Death, Disability or Retirement. In the event that a Participant dies or his or her employment is terminated by reason of Disability or Retirement after an Award has been granted to the Participant but before it has been determined to be earned pursuant to Section 4.2, there shall be paid to the Participant (or, in the event of death, to the Participant’s Beneficiary or estate) an amount equal to the Award payment that the Committee determines would have been paid to the Participant pursuant to Section 4.3 had his or her employment continued, through the end of the Performance Period. Payment of such an Award shall be made after the end of the Performance Period to which it applies.

6.          Administration.

      6.1  In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Chief Executive Officer of the Company may recommend to the Committee Executive Officers for participation and target award levels for Participants.

      6.2  Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

      6.3  Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

      6.4  Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

      6.5  Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

      6.6  Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

7.          Miscellaneous.

      7.1  Nonassignability. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

      7.2  Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

      7.3  Amendment or Termination of the Plan. The Plan may be amended or terminated by the Committee in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the shareholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the applicable requirements of Code Section 162(m).

      7.4  Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      7.5  Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

      7.6  Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

      7.7  Limits of Liability. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

      7.8  No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.

      7.9  Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

      7.10  Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term, or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

      7.11  Applicable Law. The Plan will be governed by the laws of the State of Florida, as determined without regard to the conflict of law principles thereof.

      7.12  Effective Date/Term. The Plan, as amended and restated effective January 1, 2003, shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of Code Section 162(m), and shall be effective for the Plan Year in which such approval occurs and each of the next four succeeding Plan Years unless sooner terminated by the Committee in accordance with Section 7.3. For the fifth succeeding Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Committee, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the shareholders of the Company at the annual meeting of shareholders held during such fifth Plan Year, and payment of all Awards under the Plan for such Plan Year and any future Plan Years shall he contingent upon such approval.

SCHEDULE A

ANNUAL AWARDS

       1.          Executive Group — With respect to the Executive Group (any person who, on the last day of the Corporation’s taxable year, is the Chief Executive Officer (or is acting in such capacity) and any other employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 as being among the Corporation’s four highest compensated officers for the taxable year) shall be eligible for Annual Awards in accordance with the following criteria:

A. Subject to certain thresholds (percentage of targets achieved, an Annual Award shall be based upon achieving a Cash Flow target and Earnings Per Share target established by the Compensation Committee. Each target shall be weighted at 50%, and no Annual Award shall be payable unless at least one target is attained.

B. If the Cash Flow target is met and the EPS target is exceeded, then the amount of the aggregate Annual Award may be increased from 100% to a maximum of 200% based upon the extent to which the EPS target is exceeded.

      2.          For participants other than the Executive Group, Annual Awards shall be established in a similar fashion by the Chief Executive Officer

SCHEDULE B

LONG TERM AWARDS

       Initially, the Performance Measure, for the purpose of Long Term Awards, means the following criteria to measure Company performance for a Performance Period:

      (a)  Cash Flow Value Creation (CVC) — which is calculated as follows:

•	Operating Cash Flow (defined as net income before extraordinary items and accounting changes, plus after-tax interest expense, plus depreciation, depletion and amortization)

              minus

•	Capital Charge (defined as net average assets employed in the business, times the Company’s targeted weighted average cost of capital)

      (b)  Return On Investment Capital (ROIC) calculated as follows:

•	Net income before extraordinary items and accounting charges, plus after-tax interest expense divided by

•	Average Net Assets (for any calendar year, defined as assets minus liabilities plus debt minus cash minus unrestricted cash equals Net Assets. Average Net Assets the sum of Net Assets for two sequential calendar years divided by two).

      (c)  CVC and ROIC goals will be based on three-year cumulative results and will be weighted equally and independently (i.e., 50% of award based on CVC performance and the other 50% of award based on ROIC performance) in determining award payouts. Straight-line interpolation is used to determine award payouts for performance achievement between specified targets.

PROXY

REPUBLIC SERVICES, INC.

This proxy is solicited on behalf of the Board of Directors

   James E. O’Connor and David A. Barclay, each with power of substitution, are hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held on May 15, 2003, or any postponements or adjournments of the meeting, as indicated hereon.

   This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposals 2 and 3 set forth on the other side of this proxy. As to any other matter, said proxies shall vote in accordance with their best judgment.

   The undersigned hereby acknowledges receipt of the Notice of the 2003 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report.

1. Election of directors:	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below	☐ *EXCEPTIONS (FOR all nominees except as indicated in space below)

The board of directors unanimously recommends that you vote FOR all nominees. The Nominees: James E. O’Connor, Harris W. Hudson, John W. Croghan, H. Wayne Huizenga, Ramon A. Rodriguez and Allan C. Sorensen.

* INSTRUCTIONS:	To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.

Exceptions:

(Continued and to be signed on reverse side)

2. Approval and adoption of Executive Incentive Plan:

FOR ☐       AGAINST ☐       ABSTAIN ☐

The board of directors unanimously recommends that you vote FOR approval and adoption of the Executive Incentive Plan.

3. Adjournment of the annual meeting in the event that there are not a sufficient number of votes to approve proposals 1 or 2:

FOR ☐       AGAINST ☐       ABSTAIN ☐

The board of directors unanimously recommends that you vote FOR adjournment of the annual meeting in the event that there are not a sufficient number of votes to approve proposals 1 or 2.	4. In their discretion, on such other matters as may properly come before the meeting. ☐ Change of Address and/or Comments Mark Here:

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any representative capacity, sign name and title.

Dated -----------------------------------, 2003

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Signature

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Signature if held jointly
Votes must be indicated with ☒ in black or blue ink.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.